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                                                                    EXHIBIT 5



                           KOHRMAN JACKSON & KRANTZ

                               ATTORNEYS AT LAW
                       20th FLOOR, ONE CLEVELAND CENTER
                            CLEVELAND, OHIO 44114


                                    ------


                                 216-696-8700
                                  TELECOPIER
                                 216-621-6536


                                 May 9, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Registration Statement on Form S-8 of Riser Foods, Inc.

Gentlemen:

        We have acted as counsel for Riser Fods, Inc. (the "Company") in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of 226,500 shares of the Company's Class A Common Stock, $.01 par value (the "Shares").

        As counsel for the Company, we have examined the Registration Statement and such other documents as we have deemed necessary to examine as a basis for rendering our opinion.

        Based upon the foregoing, we are of the opinion that:

        (a) The Company has been incorporated and is validly existing as a corporation under the laws of the State of Delaware.

        (b) The Shares have been duly authorized and, when (1) the pertinent provisions of the Securities Act of 1933, as amended, and of such securities laws of such jurisdiction as may be applicable, have been complied with, and
(2) the Shares have been duly delivered against payment therefor in accordance with the terms of the Riser Foods, Inc. Stock Incentive Plan for Key Emplyees, the Shares will be validly issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        KOHRMAN JACKSON & KRANTZ




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